Exhibit 10.2

Aurum Resources Corp.

1516 E. Tropicana Ave., Suite 155

Las Vegas, Nevada 89119

Tel: (702) 430-1720
Fax: (702) 577-0339

August 18, 2010

Danil Shpeyzer

President

Aurum Resources Corp.

1516 E. Tropicana Ave., Suite 155

Las Vegas, Nevada 89119

This letter agreement, dated August 18, 2010, memorializes the terms and conditions of certain existing oral agreements by and between Danil Shpeyzer (“Shpeyzer”) and Aurum Resources Corp., a Nevada corporation (the “Company”).

1.  Current Loans.  The Company hereby acknowledges that (i) on April 28, 2010, Shpeyzer loaned the Company $3,225 and (ii) on May 3, 2010, Shpeyzer loaned the Company $10,000 to purchase a working interest in the Washom II Lease Project, a three (3) well drilling project located on a 80 acres +/- lease in Rogers County, Oklahoma.  Shpeyzer shall not be repaid such $3,225 and $10,000 from the proceeds of the Company’s prospective public offering on Securities and Exchange Commission (“SEC”) Form S-1, file no. 333-167217 (the “Registration Statement”), currently in review with the SEC.  There shall be no term for the repayment of such $10,000 loaned by Shpeyzer.  Shpeyzer shall be repaid such $3,225 and $10,000 by the Company from revenues of operations of the Company, if and when the Company generates revenues to repay the loan and at such time in the sole discretion of the Company.  The $3,225 and $10,000 loans by Shpeyzer shall not bear any interest.

2.  Future Loans.  Shpeyzer acknowledges that Company requires minimum funding of approximately $30,000 to conduct its proposed operations for a minimum period of one year.  Shpeyzer agrees to advance funds to the Company, in his sole discretion, for the purpose of the Company paying professional fees, including fees payable in connection with the filing of the Registration Statement and operation expenses.  The Company, however, agrees that Shpeyzer shall have no commitment, arrangement or legal obligation to advance or loan such funds to the Company, and that any such loan or advance shall be made in the sole discretion of Shpeyzer.

3.  Entire Agreement; Amendment. This letter agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith. This letter agreement may not be altered or amended except by an agreement in writing signed by the parties to be bound.

Very truly yours,

AURUM RESOURCES CORP.
By: /s/ Danil Shpeyzer____ Name: Danil Shpeyzer Title: President

Agreed and Accepted this 18th day of August 2010:

By:  _/s/ Danil Shpeyzer____

        Name:  Danil Shpeyzer (individually)